Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258732 and 333-258730 on Form S-3 and Registration Statement Nos. 333-254764 and 333-248533 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Montrose Environmental Group, Inc. and the effectiveness of Montrose Environmental Group, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 1, 2022